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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                      FIRST FEDERAL BANCSHARES CORPORATION


                                  ARTICLE ONE
                                      NAME

         The name of the corporation is First Federal Bancshares Corporation (the "Corporation").

                                  ARTICLE TWO
                          ADDRESS AND REGISTERED AGENT

         The street address of the initial registered office of the Corporation shall be 209 Highway 15-401 Bypass East, Bennettsville, South Carolina 29512. The name of the Corporation's initial registered agent at such address shall be James Aubrey Crosland.

                                 ARTICLE THREE
                                 CAPITALIZATION

         The Corporation shall have the authority, exercisable by its board of directors (the "Board of Directors"), to issue up to 10,000,000 shares of voting common stock, par value $.01 per share (the "Common Stock").

         The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors by filing an amendment to these Articles of Incorporation (a "Preferred Stock Designation"), which is effective without shareholder action, in accordance with the appropriate provisions of the South Carolina Business Corporation Act of 1988 (the "Act") in such series and with such preferences, limitations, and relative rights as may be determined by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.

                                  ARTICLE FOUR
                               PREEMPTIVE RIGHTS

         The shareholders shall not have any preemptive rights to acquire additional stock in the Corporation.
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                                  ARTICLE FIVE
                          NO CUMULATIVE VOTING RIGHTS

         The Corporation elects not to have cumulative voting, and no shares issued by this Corporation may be cumulatively voted for directors of the Corporation (or for any other decision).

                                  ARTICLE SIX
                        LIMITATION ON DIRECTOR LIABILITY

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of the duty of care or any other duty as a director, except that such liability shall not be eliminated for:

                  (i) any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (ii) acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law;

                  (iii) liability imposed under Section 33-8-330 (or any successor provision or redesignation thereof) of the Act; and

                  (iv) any transaction from which the director derived an improper personal benefit.

         If at any time the Act shall have been amended to authorize the further elimination or limitation of the liability of a director, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended, without further action by the shareholders, unless the provisions of the Act, as amended, require further action by the shareholders.

         Any repeal or modification of the foregoing provisions of this Article Six shall not adversely affect the elimination or limitation of liability or alleged liability pursuant hereto of any director of the Corporation for or with respect to any alleged act or omission of the director occurring prior to such a repeal or modification.

                                 ARTICLE SEVEN
                           CONTROL SHARE ACQUISITIONS

         The provisions of Title 35, Chapter 2, Article 1 of the Code of Laws of South Carolina shall not apply to control share acquisitions of shares of the Corporation.

                                 ARTICLE EIGHT
                     CONSIDERATION OF OTHER CONSTITUENCIES

         In discharging the duties of their respective positions and in determining what is in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any actions on the Corporation and its
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shareholders, may consider the interests of the employees, customers, suppliers, creditors, and other constituencies of the Corporation and its subsidiaries, the communities and geographical areas in which the Corporation and its subsidiaries operate or are located, and all other factors such directors consider pertinent. This provision solely grants discretionary authority to the directors and shall not be deemed to provide to any other constituency any right to be considered.

                                  ARTICLE NINE
                   NAME AND ADDRESS OF THE SOLE INCORPORATOR

         The sole incorporator is Elizabeth R. Munnerlyn, whose address is 207 West Main Street, Bennettsville, South Carolina 29512.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of the date indicated below.


                                           /s/ Elizabeth R. Munnerlyn
                                           -----------------------------------
                                           Elizabeth R. Munnerlyn
                                           Sole Incorporator




                                           Date: June 4, 1998.
                                                 -------------
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                                 CERTIFICATION

         I, Elizabeth R. Munnerlyn, an attorney licensed to practice in the State of South Carolina, certify that the Corporation has complied with the requirements of Chapter 2, Title 33 of the Code of Laws of South Carolina 1976, relating to the Articles of Incorporation.

Date: June 4, 1998.
      -------------

                                         /s/ Elizabeth R. Munnerlyn
                                         -------------------------------------
                                                   (Signature)

                                         Rogers & Munnerlyn, P.A.
                                         207 West Main Street
                                         Post Office Box 1175
                                         Bennettsville, South Carolina 29512
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                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF

                      FIRST FEDERAL BANCSHARES CORPORATION


                                       I.

         The name of the corporation is First Federal Bancshares Corporation (the "Corporation").

                                      II.

         Effective the date hereof, Article One of the Articles of Incorporation of First Federal Bancshares Corporation is amended to read as follows:

                                 "ARTICLE ONE"

         "The name of the Corporation is First Capital Bancshares, Inc."

                                      III.

         This amendment was duly approved by unanimous written consent by both the Board of Directors and the shareholders on December 18, 1998, in accordance with Section 33-10-103 of the South Carolina Business Corporation Act.


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer as of the 18th day of December, 1998.


                                             /s/ John M. Digby
                                             ---------------------------------
                                             By: John M. Digby
                                             Title: Chief Executive Officer